Supply-Purchase Contract

购 销 合 同

Agreement No.: SL061114 **Date: 2007_________**

供方： 江苏中能光伏科技发展有限公司

联系地址：徐州市经济开发区 **310** 国道北侧 电话：**0516-81352895**

Supplier: Jiangsu Photovaltaic Industry Development Co., Ltd.
("JPVID" or the "SUPPLIER" hereafter)
The Economic Development Zone
No. 310 Highway North
Xu Zhou, Jiangsu Province
Tel: 0516-81352895

需方： 上海索朗太阳能科技有限公司

联系地址：上海市浦东新区浦东南路 **360** 号新上海国际大厦 **24** 楼 **A** 座 电话：**021-68862220**

Purchaser: Solar EnerTech (Shanghai) Co., Ltd. ("SOLARE" or the
"PURCHASER" hereafter)
360 S. Pudong Rd., Suite 24A
Shanghai 200120, China
Tel: 021-68862220

基于双方于签订的《合作框架协议》和《备忘录》，根据《中华人民共和国合同法》和有关规定，现经双方协商一致，就双方的合作计划以及 2007 年度的具体供需计划签订本合同。

According to the Strategic Alliance Framework Agreement, and the Mutual Understanding Memorandum (MOU) signed by both JPVID and SOLARE, this Contract, based on the Contract Laws of the People's Republic of China and relevant regulations, is entered after further discussions and negotiations of the two parties, to formally define the specific supply-purchase plan of 2007, as well as the future cooperation between JPVID and SOLARE.

一、 合作期限

双方同意根据《合作框架协议》及《备忘录》建立长期买卖关系，在本合同签订后的十个年度内（2007—2016, 以下简称“合作期”）需方将按照《备忘录》及《合作框架协议》向供方采购供方生产的太阳能级多晶硅材料。合作期内非经双方书面同意，一方不得单方面提前终止本购销合同，否则应按本合同的约定承担相应的违约责任。

ARTICLE 1:

Term / Termination

Both JPVID and SOLARE agree to establish long-term supply-purchase relationship according to the Strategic Alliance Framework Agreement, and the Mutual Understanding Memorandum (MOU). During the following 10 years after signing of this contract (2007 to 2016, hereinafter referred to as "Cooperation Period"), SOLARE shall purchase from JPVID, and JPVID shall supply SOLARE PV-grade polysicilicon material ("Product") manufactured by JPVID.

During the Cooperation Period, neither JPVID nor SOLARE shall have the right to terminate this contract without the written consent fro m the other party. The party that breaches this contract shall bear full responsibilities and be subjected to the terms set forth by this contract.

二、 品名及**2007**年度的供货数量和价格

货物名称及规格	单位	数量	单价	金额
多晶硅材料	公斤	100000	USD250.00	USD25,000,000.00
总计金额（大写）	美元贰仟伍佰万元整			USD25, 000, 000. 00

ARTICLE 2:

Product Attribute, Quantity, and Price of 2007 Supply

Name and Specs of Product	Unit	Quantity	Unit Price	Amount
PV Grade Policislicon Material	Kilo	100,000	USD $250.00	USD $25,000,000.00
			Total:	**$25,000,000.00**

三、　　质量要求，验收标准及方式，产品质量和售后服务：

1、质量要求：按供方提供的符合太阳能级的并经双方书面认可的样品为准。

2、验收方式：需方在货到后进行抽样测试，具体测试方法另见技术附件。

3、需方在验收中，如果发现产品的品种、数量、型号规格和质量不符合规定，应在货物发运后 30 天 (产品检测期) 内向供方提出书面异议，供需双方应在需方提出异议后 10 天内协商处理解决。

4、由供方质量不符合要求而给需方造成损失的，由供方按本合同第九条的规定承担相应责任。

ARTICLE 3:

Quality Requirement and Warranties

1) Quality Requirement: JPVID warrants that the Product will meet the PV quality specification of the sample provided by JPVID and acknowledged in writing by both parties.
2) Method of examination: Upon arrival of the Product, SOLARE shall randomly select samples of the Product for examination with the specific test criteria set forth by the Technical Appendix.
3) In the event that from result of the examination, SOLARE find the attribute, quantity, specs, and quality of the Product do not comply with the specifications set forth in the Technical Appendix, SOLARE shall arise the issue to JPVID within30 days (Quality Examination Period) after delivery of the Product; both parties shall, within 10 days after the issue has been put forward to JPVID, negotiate to settle the issue.
4) With respect to damages caused by the unconformity with the quality requirement, JPVID shall bear the related responsibility according to Article Nine of this Contract.

四、　　付款方式及交货期限：

1、付款方式：

（1）　本合同签订后 30 天内需方向供方支付年度总价的 10%货款，即相当于 2,500,000 美元的人民币；

（2）　本合同签订后 90 天内需方向供方支付年度总价的 20%货款，即相当于 5,000,000 美元的人民币；

（3）　剩余货款的支付方式为带款提货，即需方每次提取货物时，应向供方支付当次货款总价的 70%，并凭已付款凭证向供方提货。

ARTICLE 4:

Payment Method and Goods Delivery Term

I. Payment Method:

1) Within 30 days of the signing of this Contract, 10% of the 2007 annual total amount shall be paid from the PURCHASER to SUPPLIER; the amount, to be paid by RMB yuan, shall be equal to USD$2,500,000;

2) Within 90 days of the signing of this Contract, 20% of the 2007 annual total amount shall be paid from the PURCHASER to SUPPLIER; the amount, to be paid by RMB yuan shall be equal to USD$5,000,000;

3) The balance of the 2007 annual total amount shall be paid on delivery according to the schedule as follows: for each shipment, PURACHAER shall pay to the SUPPLIER 70% of each particular shipment's total amount. Product will be delivered upon the SUPPLIER's receipt of the payment.

2、支付币种：本合同以美金计价，但根据《中华人民共和国外汇管理条例》的相关规定，需方将以付款当日中国人民银行外汇牌价为基准价，将美金折合成人民币进行付款。

II. Currency of the payments

The price of the Product shall be calculated in US Dollars. But the actual payment, shall be paid, according to the related policies of *The Regulations on the Foreign Exchange System of PRC*, by converting US Dollar into RMB yuan according to the daily exchange rate published by the People's Bank of China.

3、发票的交付：供方在需方支付货款后 3 个工作日内，开设相应的增值税发票交付需方。

III. Delivery of Official Invoice (fa-piao)

The relevant Value-Added-Tax Invoice shall be delivered to the PURCHASER within 3 working days.

4、2007 年度交货月度按排：

月份	七月	八月	九月	十月	十一月	十二月
数量	10 吨	10 吨	20 吨	20 吨	20 吨	20 吨

IV. Monthly Supply Schedule of 2007

Month	July	August	September	October	November	December
Quantity	10 tons	10 tons	20 tons	20 tons	20 tons	20 tons

五、 供货计划的调整：如在合作期内，任何一方需要调整供货的具体数量和价格，双方应本着互谅互让的精神，协商一致并签订补充协议。

ARTICLE 5

Adjustment to the Supply Schedule

During the Cooperation Period, if either party demands to adjust the supply quantity or price of the Product, both parties shall, based on good will and mutual benefits, negotiate to reach a solution and sign a supplementary agreement.

六、 运输及运费承担：由需方自行负责提货和运输，需方在每次提货前应与供方协商确定下个月的具体提货时间。需方提货后，货物的风险即由需方承担。如需方需要供方代办托运，则需方应另行委托供方。

ARTICLE 6

Transportation and Cost of Transport

PURCHASER shall be responsible for the transportation of the Product from the SUPPLIEER's premise to the PURCHASER's plant. Every month's delivery date shall be determined by the PURCHASER and the SUPPLIER one month prior to such date. In the event PURCHASER requests the SUPLLIER to arrange the transportation of the Product for the PURCHASER, a separate agreement shall be signed between the two Parties.

七、 包装要求：供方应按照行业标准包装，并适合长途运输。

ARTICLE 7

Packaging:

The SUPPLIER shall prepare the product's packaging according to industry standard and shall be suitable for long-distance transportation

八、 产品数量：产品的数量以供方所在地测量的数量为准。如需方提出异议，则双方应共司协商解决方法。

ARTICLE 8

Product Quantity:

The quantity of the Product supplied shall be measured or counted at the SUPPLIER'S premises. If PURCHASER disagree with the quantity, both parties shall work together to pursue ways to settle the issue.

.

九、 违约责任及争议解决：

1、本合同一经签订后，双方应严格履行。

2、如供方交付的产品质量在质量检验期内不符合合同约定的，双方应协商具体处理方式。

3、在双方确定具体交货日期后，供方逾期交货的，供方应该按逾期交货部分货款的每日万分之五的比例向需方偿付逾期违约金。

4、对于需方按照本合同应向供方支付的任何款项，如果需方未按约定时间向供方支付，则需方应对逾期支付部分按每日万分之五的比例向供方支付逾期利息。

5、根据双方确定的具体交货日期，需方逾期提货的，需方应按该批货物每日向供方支付保管该产品相应的仓贮费用。

6、除本条第 7 项的规定外，在任何情况下，任何一方违约，违约方需向对方承担违约责任的范围都应不超过争议当批货款的 20%。

7、如任何一方在合作期内未经对方同意终止本合同，则每提前终止一个供货年度该方应向另一方支付 100 万人民币的终止补偿金。

8、对于本合同的履行如有争议，双方应按照《中华人民共和国合同法》协商解决，如协商不成的，可在上海仲裁委员会按其仲裁规则进行仲裁。仲裁结果为终局，对双方均具有拘束力。

ARTICLE 9

Breach of Contract and Arbitration for Dispute:

1) This Contract, once signed by both parties, shall be faithfully observed by both parties.
2) In the event that within the Quality Examination Period , the quality of the Product delivered by the SUPPLIER deviates from what is specified in this Contract, both parties shall discuss and work out a workable solution.

3) Once the delivery date is determined, if the SUPPLIER delays to deliver the Product, 5 ‰ of the value of the delayed Product per day shall paid by the SUPPLIER as a penalty.
4) PURCHASER shall abide by all payment schedules in pursuance of this Contract. If the PURCHASER fails to make payment on time, 5 ‰ interest of the deliquent amount per day shall be paid by the PURCHASER to the SUPPLIER.
5) Once the delivery date is determined, if the PURCHASER delays to take possession of the Product, the PURCHASER shall be obliged to pay for the daily storage cost for the Product.
6) Except the condition defined by Item 7 of this ARTICLE 9, if one party breaches the contract, the penalty or compensation paid to the other party shall in no circumstances exceed 20% of the value of the disputed Product.
7) In the event that any party terminates this Contract during the contract term without the other party's agreement, the terminating party shall pay the counterparty the compensation of RMB ¥1,000,000 for each remaining contract year.
8) The parties shall attempt in good faith to resolve promptly any dispute, arising out of or relating to this Contract by negotiation. If the dispute cannot be resolved by negotiation the parties shall present the case to Shanghai Arbitration Committee for binding arbitration in accordance with then-existing commercial arbitration rules of the Committee. Parties agree that the result of the arbitration shall be final and legally binding to both parties.

十、 **保密义务**：供需双方、其雇员、代理人、代表或顾问应视本合同及其任何补充协议的所有条款和条件为商业机密，不经另一方同意，不得向任何第三方公开。否则，违约方应对由此给向对方造成的损失进行赔偿。

ARTICLE 10

Confidentiality

All articles, specifications, appendixes and supplementary agreements of this Contract shall be regarded as trade secret and confidential information. Each party agrees to take such steps and, when necessary to protect the rights and trade secret of the other, shall cause its employees and agents, to take such steps as are reasonably required to protect and keep confidential, and shall not use, publicize or otherwise disclose to third parties. The parties agree not to disclose to any third party, or use such confidential information without the written consent from the other party. Penalty shall be imposed to the violating for the other party's compensation.

十一、 **不可抗力**：供需双方的任何一方因不可抗力不能履行合同的，应当在事件发生之日起 7 日内书面通知对方，并在事件消失后 15 日内提交有关

部门的书面证明，根据不可抗力的影响，部分或者全部免除责任。违约履行后发生不可抗力的，不能免除责任。

ARTICLE 11

Force Majeure.

If any party can not perform the obligations under the Contract due to a force majeure event, the affected Party shall promptly notify the other Party in writing within 7 days of such event, and shall provide written verification from authorities within 15 days after such cause recedes. Part or entire obligations of the Contract can be exempted according to the impact of the event. No exemption can be applied to any breaches of this Contract occurred before the claimed force majeure.

十二、本合同自双方代表签字盖章之日起生效。2008 年的购销计划经双方协商一致，于 2007 年 6 月签订。此后，合作期内的每年 6 月双方应按照《备忘录》及《合作框架协议》中确定的供需原则，协商确定下一年度的供货数量及价格。

ARTICLE 12

This contract will become effective when both parties sign and affix their seals on the Contract. Both parties agree that the supply-purchase schedule for 2008 shall be concluded in June 2007. After that, in every June of the cooperation period, the quantity and price of the following year's supply shall be negotiated and concluded according to the principles of demand-supply outlined by the Strategic Alliance Framework Agreement and the Mutual Understanding Memorandum.

十三、 本合同一式四份，供需双方各执二份，各份合同具有同等法律效力。本合同以中英文两种文字写成，两种文字如有不符，应以中文本为准。

ARTICLE 13

This contract has four identical counterparts. Each party shall have two copies and each copy has equal legal effect. This contract is written in Chinese and English. Where any inconsistency in meanings occurs, the Chinese text shall be superior.

签署页：

Signature Page

供方签字盖章：

需方签字盖章：

供方：江苏中能光伏发展有限公司

供方地址：徐州市经济开发区

310 国道北侧

需方：上海索朗太阳能科技有限公司

需方地址：上海市浦东新区浦东南路

360 号新上海国际大厦 24 楼 A 座

SUPPLIER:

Jiangsu Photovaltaic Industry

Development Co., Ltd.

The Economic Development Zone

No. 310 Highway North

Xu Zhou, Jiangsu Province

PURCHASER

Solar EnerTech (Shanghai) Co., Ltd

360 S. Pudong Rd., Suite 24A

Shanghai 200120, China

供方电话：**0516-81352895**

供方传真：**0516-81352895**

开户银行：

帐号：

税号：

需方电话：**021-68862220**

需方传真：**021-68862221**

开户银行：中国建设银行上海科园支行

帐号：**3100 1523 2170 5000 4960**

税号：**310 115 784 782 767**